Exhibit 10.9(b)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease is made this twenty-first (21st) day of December 2013, by and between Howard California Property Camarillo 5 (hereinafter referred to as “Lessor’’) and Coherus Biosciences, Inc. (hereinafter referred to as “Lessee”).

WHEREAS, the parties hereto have heretofore entered into an agreement of lease (hereinafter referred to as “the Lease”) dated December 5, 2011, and Commencement Date Memorandum covering the premises and an assignment of lease assigning the leased premises from BioGenerics, Inc. to Coherus Biosciences, Inc. Premises commonly known as 4014 Camino Ranchero, Unit A, Camarillo, CA.

WHEREAS, the parties hereto desire to amend the Lease in order to correctly reflect the extension of existing lease and expansion of leased Premises;

NOW, THEREFOR, in consideration of the foregoing and the mutual promises contained hereinafter, the parties hereto agree as follows:

I

1.2 (a) Premises: The Premises shall include 4022 Camino Ranchero #A for an additional 4,300 sf, for a total of 8,568 sf of leased premises.

1.2(b) Parking. Ten additional spaces for a total of 20.

1.3 Term: The term of the lease for 4022 Camino Ranchero A shall be for three years and three months, commencing April 1, 2014 (‘‘Commencement Date”) and ending June 30, 2017. The extended term for the existing space at 4014 Camino Ranchero A shall commence February 1, 2015 and end June 30, 2017. Lessee shall have the right to enter 4022 Camino Ranchero 4 weeks prior to Commencement Date for the purposes of installing their equipment, furniture, fixtures and all related cabling.

II

1.5 Base Rent:

		12/1/13-	2/1/14-	2/1/15-	7/1/15-	7/1/16-
existing	sf	1/31/14	1/31/15	6/30/15	6/30/16	6/30/17
4014A	4268	$4,176	$4,302	$3,627	$3,713	$3,799
				$0.85	$0.87	$0.89

			4/1/14-	7/1/14-	7/1/15-	7/1/16-
Expansion	sf		6/30/14	6/30/15	6/30/16	6/30/17
4022A	4300		free	$3,655	$3,741	$3,827
				$0.85	$0.87	$0.89

III

1.7 Base rent and other Monies Paid Upon Execution:

(a) Base Rent: $3,655.00 for July 2014 for 4022 Camino Ranchero A.

(b) Common Area Operation Expenses: An additional $50 per month trash fee beginning April 1, 2014.

(e) Total Due upon Execution of this Second Amendment to Lease:

$3,655.00 for fourth month’s rent and $3,655.00 security deposit. Total $7,310.00.

IV

57. Tenant Improvements: Tenant has the right to add lab and other improvements to 4022 Camino Ranchero #A. Tenant may competitively bid the construction with mutually approved non-union contractors and to select the contractor with Landlord’s concurrence. All work shall be done by licensed and insured contractors and shall be done with all necessary permits. There shall be no charge for Landlord supervision or oversight. Tenant will not be required to remove any of the improvements at lease expiration and shall only be required to surrender the Premises “broom clean” with all improvements in good condition and operating order.

V

60.A. Option(s) to Extend: The one (1) thirty-six month option to extend shall now cover both units and shall have an annual fixed rate adjustment on 7/1/17, 7/1/18 and 7/1/19 of 103% of the previous rent.

VI

61.A. Rent Adjustments III: Fixed Rental Adjustments (FRA): See above. Schedule above shall supercede rent adjustment paragraph 61 in the lease.

VII

Right of First Refusal for Adjacent space:

Provided Tenant has complied with all the terms and conditions of the lease and is still in occupancy of the Premises, Tenant shall have an On Going Right of First Refusal to lease any space immediately adjacent to the Premises at the same terms and conditions of any bonafide written offer from a third party. Tenant shall have five (5) business days to notify Landlord of its intention to lease the space. If Tenant elects not to Lease such space Landlord may offer such space to third parties upon the same terms and conditions as contained in Landlord’s prior written notification to Tenant.

If Landlord prepares to offer said space at an effective rental rate (inclusive of rental, Tenant Improvements, free rent, etc.) which is materially lower than that originally offered to Tenant, or if after one hundred and eighty (180) days Landlord has failed to execute a lease for the proposed space, Tenant’s Right Of First Refusal shall be reinstated.

All other terms and conditions in the Lease not modified or deleted by this amendment shall remain in full force and effect.

This Second Amendment to Lease is executed on the dates indicated below.

LESSOR: Howard California property Camarillo 5		LESSEE: Coherus Biosciences, Inc.

By:	/s/ Gary Brown	By:	/s/ Dennis M. Lanfear
	Gary Brown		Dennis M. Lanfear
President & CEO

		By:	/s/ George Montgomery
George Montgomery
Chief Financial Officer

Date: 1/3/14		Date 17 Dec 2013